Exhibit 10.1

GMX RESOURCES INC.

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

dated as of April 28, 2011

GMX RESOURCES INC.

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

This Stockholder and Registration Rights Agreement (this “Agreement”), is made and entered into April 28, 2011, by and among GMX Resources Inc., an Oklahoma corporation (the “Company”), and each of the Investors listed and set forth on Schedule A hereto (collectively, the “Investors”).

The Company and the Investors have entered into a Lease Acquisition Agreement (McKenzie & Dunn Counties, ND), dated as of January 24, 2011 (the “PSA”), pursuant to which the Investors will acquire shares of the Common Stock (as defined below) of the Company. The Company and the Investors deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the PSA.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and each of the Investors hereby agree as follows:

Section 1.	Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Best Efforts” means best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Blackout Period” has the meaning set forth in Section 7 hereof.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $.001 par value per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Closing Date” has the meaning assigned to such term in the PSA.

“Effectiveness Period” shall mean the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the earlier of (i) the sale pursuant to the Shelf Registration Statement or Rule 144 of all Registrable Shares, and (ii) the earlier of (x) the date when all Registrable Shares are eligible to be sold pursuant to Rule 144 without limitation and (y) the third anniversary of the Closing Date; provided, however, that notwithstanding the foregoing, if one or more Suspension Notices is given, then the last day of the Effectiveness Period pursuant to this clause (ii)(y) shall not occur until the date that is a number of days after the first anniversary of the Closing Date equal to the aggregate number of days of all Blackout Periods pursuant to Section 7

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fully Marketed Underwritten Offering” has the meaning set forth in Section 4 hereof.

“Holders” or “Holder” means the Investors and each Investor, and includes any successor to, or assignee or transferee of Registrable Shares of, any such Person which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Holders’ Counsel” has the meaning set forth in Section 6(b) hereof.

“Immediate Family” has the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Initiating Holders” has the meaning set forth in Section 4(a) hereof.

“Inspectors” has the meaning set forth in Section 6(j) hereof.

“Investors” has the meaning set forth in the introductory paragraph.

“Participating Majority” has the meaning set forth in Section 4(b) hereof.

“Person” means any individual, corporation, partnership, firm, limited liability company, unlimited liability company, joint venture, association, trust, unincorporated organization, governmental entity (or political subdivision thereof) or other entity.

“Primary Shares” means at any time the authorized, but unissued, shares of Common Stock and shares of Common Stock held by the Company in its treasury.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any registration statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such registration statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“PSA” has the meaning set forth in the recitals.

“Registrable Shares” means (i) any shares of Common Stock issued in connection with the PSA and (ii) any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction. Any Registrable Share will cease to be a Registrable Share when (a) a registration statement covering such Registrable Share has been declared effective by the Commission and such Registrable Share has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Share has been disposed of pursuant to any section of Rule 144; (c) such Registrable Share is held by the Company or one of its subsidiaries; or (d) such Registrable Shares are eligible to be sold pursuant to Rule 144 without limitation.

“Registration Date” means the date upon which the Shelf Registration Statement pursuant to which the Company shall have initially registered the Registrable Shares under the Securities Act for sale to the public shall have been declared effective.

“Registration Expenses” has the meaning set forth in Section 4(c).

“Rule 144” means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” has the meaning set forth in Section 2 hereof.

“Suspension Notice” has the meaning set forth in Section 7 hereof.

“Underwritten Registration” or “Underwritten Offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

Section 2.	Registration on Form S-3.

(a) The Company shall use its Best Efforts to file, within 60 days following the Closing Date, a registration statement on Form S-3 or such other form under the Securities Act then available to the Company, providing for the resale pursuant to Rule 415 from time to time by the Holders of the Registrable Shares (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post- effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall use its Best Efforts to cause the Shelf Registration Statement to be declared effective by the Commission. The Company shall use its Best Efforts to maintain the effectiveness of the Shelf Registration Statement during the Effectiveness Period. The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) If the Shelf Registration Statement required by Section 2(a) above is not filed within 60 days following the Closing Date, in addition to any other remedies available to the Holders, the Holders shall be entitled to specific performance pursuant to Section 21(b).

Section 3.	Piggyback Rights.

If the Company proposes to offer and sell Primary Shares pursuant to an Underwritten Offering during the Effectiveness Period, it shall give written notice to the Holders at least 15 days before the launch of such Underwritten Offering. Upon written notice from any Holder (such notice to specify the number of Registrable Shares requested to be included in such Underwritten Offering and state that such Holder of the Registrable Shares desires to sell such Registrable Shares in the public securities markets) delivered to the Company within 5 business days after delivery of the notice by the Company, the Company shall use commercially reasonable efforts to cause all such Registrable Shares to be included in the Underwritten Offering on the same terms and conditions as the Primary Shares otherwise being sold; provided, however, that if the managing underwriter determines in good faith and advises the Company that the inclusion of some or all Registrable Shares would interfere with the successful marketing (including pricing) of the Underwritten Offering, the Primary Shares and Registrable Shares shall be included in the following order: (i) all of the Primary Shares; and (ii) the Registrable Shares and other shares of Common Stock the holders of which the Company has granted similar piggyback rights as set forth in this Section 3, pro rata among the Holders and such other holders based upon the number of Registrable Shares requested to be included by each Holder and the number of shares of Common Stock eligible for such piggyback rights and requested to be included by such other holders.

Section 4.	Requested Underwritten Offering; Registration Expenses.

(a) If one or more Holders owning, in the aggregate, at least a majority of the Registrable Shares at such time (the “Initiating Holder(s)”) notify the Company in writing that the intended manner of disposition of all or part of the Registrable Shares then held by such Initiating Holder(s) is to be made pursuant to an Underwritten Offering “take-down” under the Shelf Registration Statement (a “Fully Marketed Underwritten Offering”), then the Company shall, within 5 business days of the receipt thereof, give written notice of such intention to all other Holders of Registrable Shares under such Shelf Registration Statement, who must respond in writing within 15 business days requesting inclusion of such Holders’ Registrable Shares in such Fully Marketed Underwritten Offering in order to participate in such Fully Marketed Underwritten Offering. In such event, the right of any Holder to include its Registrable Shares in such Fully Marketed Underwritten Offering shall be conditioned upon such Holder’s participation in such Fully Marketed Underwritten Offering and inclusion of such Holder’s Registrable Shares in the Fully Marketed Underwritten Offering to the extent provided herein. Notice will be deemed to have been given to a Holder if it is mailed to the address last provided by the Holder in writing to the Company for such Holder. For avoidance of doubt, a piggyback registration or offering shall not be deemed to be a Fully Marketed Underwritten Offering.

(b) The Holder(s) of a majority of the Registrable Shares requested to be included in the Fully Marketed Underwritten Offering (the “Participating Majority”) shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such Fully Marketed Underwritten Offering. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 11. The Company shall not, without the written consent of the Participating Majority, include in such Fully Marketed Underwritten Offering any securities other than those beneficially owned by the participating Holders. Notwithstanding any other provision of this Section 4(b), if the managing underwriter advises the Company and the participating Holders in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Shares) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the amount of Registrable Shares that may be included in the underwriting shall be allocated among participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Shares held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Shares requested to be included in such underwriting by the participating Holders have been included, to any securities to be included with the written consent of the Participating Majority pursuant to the previous sentence allocated on such basis as the Participating Majority shall determine. The Company shall only be required to effectuate one Fully Marketed Underwritten Offering; provided, however, that (i) for the avoidance of doubt, subject to the provision with respect to payment of Registration Expenses for a withdrawn Fully Marketed Underwritten Offering set forth in Section 4(c), the Company shall not be deemed to have effectuated any Fully Marketed Underwritten Offering that is withdrawn at the request of the Participating Majority and (ii) an Underwritten Offering shall not count as a Fully Marketed Underwritten Offering if the Holders participating in such offering are not able to sell at least 50% of the Registrable Shares desired to be sold in such Fully Marketed Underwritten Offering. The Company shall prepare preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection with the Fully Marketed Underwritten Offering, containing such additional information as may be reasonably requested by the underwriter(s).

(c) All expenses (other than underwriting discounts, commissions relating to the Registrable Shares and fees of attorneys retained by the Holders, as provided below) incident to the Company’s performance under or compliance with this Agreement (including without limitation in connection with a Fully Marketed Underwritten Offering) including, without limitation, all registration and filing fees (including all Commission registration fees and FINRA filing fees), fees and expenses of complying with securities and blue sky laws, listing application fees, reasonable printing expenses, transfer agent’s and registrar’s fees, costs of distributing Prospectuses in preliminary and final form as well as supplements thereto and fees and expenses of the Company’s counsel, accountants and other Persons retained by the Company incurred in connection with any Fully Marketed Underwritten Offerings hereunder (the “Registration Expenses”) shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and the fees of all attorneys retained by the Holders shall be borne by the Holders; provided, further that if the Fully Marketed Underwritten Offering is withdrawn at the request of the Participating Majority, each Holder that had elected to participate in such Fully Marketed Underwritten Offering shall pay its pro-rata share of 50% of the Registration Expenses incurred by the Company in connection with such withdrawn Fully Marketed Underwritten Offering, in which case the Company shall not be deemed to have effectuated a Fully Marketed Underwritten Offering, provided, further, that if such withdrawal request is the result of a material adverse change or event in the business, condition (financial or otherwise), assets or prospects of the Company, the Company will pay all of the Registration Expenses and the withdrawn Fully Marketed Underwritten Offering will not count as a Fully Marketed Underwritten Offering.

Section 5.	Holdback Agreement.

Each of the Holders (regardless of whether or not such Holder is a selling stockholder in any Fully Marketed Underwritten Offering initiated pursuant to Section 4(a), and, in each case, with respect to the Registrable Shares not included in such Fully Marketed Underwritten Offering) and the Company agrees not to, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the sixty (60) days beginning on the pricing date of any Fully Marketed Underwritten Offering initiated pursuant to Section 4(a) (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering or the Participating Majority otherwise agrees to a shorter period; provided that the Participating Majority shall be entitled to waive the provisions of this Section 5 with respect to any Holder or Holders; provided, further, however, that if the Participating Majority waives this Section 5 with respect to any Affiliate of any member of the Participating Majority, it shall not unreasonably withhold consent to a waiver of this Section 5 with respect to any other Holder who requests such a waiver. Notwithstanding anything herein to the contrary, the restrictions in this Section 5 do not apply either (i) to the vesting of restricted stock, the issuance by the Company of restricted stock under any Company stock option or stock purchase plan or director compensation plan, the grant of stock options under any Company stock option plan or upon the exercise of stock options issued under any such plan or (ii) to the settlement or closing by a Holder of a transaction, in accordance with its terms, that was established or entered into prior to the commencement of such 60-day period.

Section 6.	Preparation and Filing.

At such time as the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) prepare and file with the Commission as promptly as possible after the Closing Date the Shelf Registration Statement and thereafter use its Best Efforts to cause such Shelf Registration Statement to become and remain effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by the Shelf Registration Statement;

(b) furnish, at least 5 business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus (in each case including, without limitation, all exhibits) to each Holder and to the Holders’ counsel (to the extent the Company has received notice of such counsel, such counsel being referred to herein as the “Holders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such 5 business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances); provided, however, that the Company shall not file any part of any such documents to which the Holder shall have reasonably objected on the grounds that it does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; provided further that the Holders (and the underwriter(s), if any) shall have three business days to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Holders (and the underwriter(s), if any) prior to filing any registration statement or amendment thereto or any Prospectus or any supplement thereto;

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify in writing on a timely basis the Holders’ Counsel of the receipt by the Company of any notification with respect to (i) any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders, or in the case of a Fully Marketed Underwritten Offering, the managing underwriter(s), reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Holders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its Bylaws or Certificate of Incorporation or to modify any of its then existing contractual relationships;

(f) furnish to the Holders such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares, provided, however, that the Company shall have no obligation to furnish copies of a final Prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(g) in the case of a Fully Marketed Underwritten Offering or an offering in which any Holder may be deemed an “underwriter” as defined in Section 2(a)(11) of the Securities Act, (a) enter into and perform such customary agreements (including underwriting agreement in customary form) which may include customary indemnification provisions, (b) take all such other actions as the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and otherwise fully cooperate with the underwriter(s) in connection therewith, and (c) obtain for delivery to the Holders and the underwriter(s) an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to the Holders, the underwriters and their counsel;

(h) without limiting subsection (e) above, use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(i) notify the Holders on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 6, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holders, subject to Section 7 hereof, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) make available upon reasonable notice and during normal business hours, for inspection by any attorney, accountant, underwriter or other agent retained by the Holders (collectively, the “Inspectors”) all pertinent information as shall be reasonably necessary to enable the Inspectors and the Holders to exercise their applicable due diligence responsibilities, and cause the Company’s officers, directors and employees to supply such information; provided, however, that the Holders and Inspectors execute a confidentiality and non-use agreement in a form reasonably satisfactory to the Company;

(k) (i) in connection with a Fully Marketed Underwritten Offering or an offering in which any Holder may be deemed an “underwriter” as defined in Section 2(a)(11) of the Securities Act, furnish an opinion of counsel for the Company to the underwriter(s) or Holders, as the case may be, reasonably satisfactory in form and substance to the underwriters(s) or Holders, as the case may be; and (ii) if requested, furnish “comfort letters” dated the effective date of the Shelf Registration Statement and, in the case of a Fully Marketed Underwritten Offering, as of the date of the applicable underwriting agreement and the closing date under the applicable underwriting agreement, in each case addressed to the Holders and each underwriter, if any, and signed by the independent certified public accountants who have certified the Company’s financial statements, each such “comfort letter” shall be in customary form and shall cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in accountants’ letters delivered to the underwriters in primary underwritten public offerings of securities and such other matters as such underwriters may reasonably request.

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue certificates evidencing such Registrable Shares to any underwriter or other Person to which the Holders may sell the Registrable Shares in such offering free of restrictive legends and transfer restrictions;

(n) list such Registrable Shares on each securities market and securities exchange on which the Company’s Common Stock are listed;

(o) cooperate with the Holders and the underwriters, if any, and their respective counsel in connection with any filings to be made with the FINRA;

(p) otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission; and

(q) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of such Registrable Shares contemplated hereby.

Section 7.	Suspension; Blackout Period; Initial Lockup.

(a) Each Holder agrees that upon written notice from the Company (a “Suspension Notice”) of (i) the happening of any event as a result of which the Prospectus included or deemed included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statement therein not misleading or (ii) if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, such Holder will forthwith discontinue the disposition of the Registrable Shares pursuant to the Shelf Registration Statement for only such time as reasonably necessary, after which the Company shall give the Holders written notice that the Blackout Period has ended. If the Company gives the Holders any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Holders either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus (a “Blackout Period”). Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under clause (ii) of the preceding sentence to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 90 days in the aggregate.

(b) Each of the Investors hereby agrees that notwithstanding anything to the contrary in this Agreement, such Investor shall not, during the six-month period commencing on the date of this Agreement, without the prior written consent of the Company, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of, directly or indirectly, any Registrable Shares or enter into any hedging transaction relating to any Registrable Shares acquired pursuant to the PSA.

Section 8.	Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holders, their directors, officers, managers, employees, members, partners, shareholders and advisors and their respective affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any “issuer free writing prospectus” (as defined in Securities Act Rule 433), any amendment or supplement to any of the foregoing or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or arise out of or are based on any violation or alleged violation by the Company of the Securities Act, the Exchange Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse any of the foregoing persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to a Holder (or its directors, officers, managers, employees, members, partners, shareholders or advisors or their respective affiliates) in any such case if and to the extent that any such loss, claim, damage, liability, action or proceeding (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or its counsel specifically for inclusion therein.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Holder shall severally, and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Company, each director of the Company, each officer of the Company, and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Holder to an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No person guilty of misrepresentation shall be entitled to contribution from any person. In no event shall the liability of a Holder hereunder exceed an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Shares effected pursuant to such registration.

(e) Indemnification similar to that specified in Sections 8(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(f) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(g) The indemnities set forth in this Section 8 shall survive the termination of this Agreement.

Section 9.	Adjustments Affecting Registrable Shares.

The Company will not effect or permit to occur any combination or subdivision which would adversely affect the ability of the Holders of Registrable Shares to include such Registrable Shares in any registration of its securities contemplated by this Agreement or the marketability of such Registrable Shares under any such registration.

Section 10.	Mergers, etc.

The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Shares.”

Section 11.	Underwriting Agreement.

If requested by the underwriters for a Fully Marketed Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 8. The Holders of Registrable Shares participating in the Fully Marketed Underwritten Offering shall be parties to such underwriting agreement; provided, however, that no such Holder of Registrable Shares shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than representations, warranties or agreements regarding the identity of such Holders, such Holders’ Registrable Shares and such Holders’ intended method of distribution and any other representation, warranty or agreement required by law or as set forth in this Agreement. No Holder may participate in the Fully Marketed Underwritten Offering unless such Holder agrees to sell its Registrable Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement, provided, however, that no such Holder of Registrable Shares shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than representations, warranties or agreements regarding the identity of such Holders, such Holders’ Registrable Shares and such Holders’ intended method of distribution and any other representation, warranty or agreement required by law or as set forth in this Agreement. Each participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. To the extent that the Holders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Agreement, the provisions contained in this Agreement addressing such issue or issues shall be of no force and effect with respect to such registration, but this provision will not apply to the Company if the Company is not a party to the underwriting or similar agreement

Section 12.	Information by Holders.

The Holders shall furnish to the Company such written information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 13.	Rule 144; Rule 144A.

(a) To the extent required to enable the Holders to sell or transfer the Registrable Shares under Rule 144, the Company shall, from time to time, timely file the reports required to be filed by it under the Securities Act and the Exchange Act. In connection with any sale or transfer of Registrable Shares permitted under the terms of this Agreement, the Company shall, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Shares.

(b) In order to permit the Holders of Registrable Shares to sell the same, if they so desire, pursuant to Rule 144A (subject to the limitations in this Agreement), the Company shall comply with all rules and regulations of the Commission applicable in connection with use of Rule 144A.

Section 14.	No Conflict of Rights.

The Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to or inconsistent with the rights granted to the Holders hereby.

Section 15.	Exchange Act Compliance.

From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall reasonably cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 16.	Termination.

Except as otherwise provided herein, this Agreement shall terminate and be of no further force or effect upon expiration of the Effectiveness Period.

Section 17.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

Section 18.	Entire Agreement.

This Agreement, the PSA and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 19.	Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to any Holder, to the address set forth on Schedule A attached hereto, with copies (which shall not constitute notice) to:

Ayres, Warren, Shelton & Williams, LLC
14th Floor, Regions Tower
333 Texas Street
Shreveport, LA 71101
Telephone:	(318) 227-3322
Facsimile: (318) 227-3980
email:	benwarren@awsw-law.com
Attention:	J. Benjamin Warren, Jr.

If to the Company:

GMX Resources Inc.
One Benham Place, Suite 600
9400 North Broadway
Oklahoma City, OK 73114
Telephone:	(405) 600-0711
Facsimile:	(405) 600-0600
email:	gjackson@GMXRresources.com
Attention:	Gary D. Jackson

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone:	(713) 220-4200
Facsimile:	(713) 220-4285
email:	dbuck@akllp.com
Attention:	David C. Buck

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

Section 20.	Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Holders of at least a majority of the Registrable Shares then outstanding.

Section 21.	Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Shares for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 22.	Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 23.	Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing (as defined in the PSA) if the originally executed counterpart is delivered within a reasonable period thereafter.

Section 24.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 25.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly therein.

Section 26.	Other.

(a) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Shares, without the prior written consent of each Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to use any free-writing prospectus in connection with any registration statement covering Registrable Shares, without the prior written consent of the Company.

(b) The Company represents and warrants that no registration statement that registers Registrable Shares (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Holders furnished to the Company by or on behalf of the Holders specifically for use therein).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

THE COMPANY:

GMX RESOURCES INC.

By:	/s/ Michael J. Rohleder
Name:	Michael J. Rohleder
Title:	Chief Executive Officer

INVESTORS:

ARKOMA BAKKEN, LLC, a Texas limited liability company

By:	/s/ Mark S. Kelldorf
Name:	Mark S. Kelldorf
Title:	Managing Member

REYNOLDS DRILLING CO., INC., a Louisiana corporation

By:	/s/ Terry Pat Reynolds
Name:	Terry Pat Reynolds
Title:	President

LONG PROPERTIES TRUST

By:	/s/ Larry T. Long
Name:	Larry T. Long
Title:	Trustee

Schedule A

INVESTORS

Investor	Address

ARKOMA BAKKEN, LLC	203 E. Interstate 30 Rockwall, TX 75087

REYNOLDS DRILLING CO., INC.	416 Travis Street Midsouth Towers, Suite 806 Shreveport, LA 71101

LONG PROPERTIES TRUST	301 E. Main Street Kilgore, TX 75662